UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014

1-12340

(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)

On November 19, 2014 Keurig Green Mountain, Inc. (the “Company”) announced that Frances G. Rathke will step down as Chief Financial Officer and Treasurer during fiscal 2015.

On November 19, 2014 the Company entered into a transition agreement with Ms. Rathke (the “Transition Agreement”) to govern the terms of her transition.  Pursuant to the terms of the Transition Agreement, the Company and Ms. Rathke have mutually agreed that Ms. Rathke will continue to serve as the Company’s Chief Financial Officer and Treasurer through the date of the Company’s hiring of her successor, at which time Ms. Rathke will transition to the role of strategic advisor to the Chief Executive Officer.  The Transition Agreement provides that unless it is terminated sooner by Ms. Rathke or the Company, Ms. Rathke’s employment with the Company will end no earlier than June 30, 2015 and no later than September 26, 2015 (the date Ms. Rathke’s employment ends, the “Termination Date”).

Unless Ms. Rathke’s employment terminates as a result of death, unilateral voluntary termination prior to June 30, 2015, mutual agreement between Ms. Rathke and the Company, or the Company’s termination of Ms. Rathke for gross misconduct, the Transition Agreement provides as follows:

•                  While an employee, Ms. Rathke will receive her current annual base salary of $485,000 per year, subject to Ms. Rathke’s eligibility for a base salary increase effective December 1, 2014;

•                  Ms. Rathke will be entitled to a pro rata portion of her fiscal 2015 annual incentive bonus, based on actual performance, payable at the time other recipients are paid their fiscal 2015 annual incentive bonus;

•                  Ms. Rathke will be entitled to participate in Company employee benefit plans until the Termination Date;

•                  The Company will reimburse Ms. Rathke for the difference between the COBRA premium and the premium Ms. Rathke would have paid if she remained in employment until the earlier of (i) 12 months from the Termination Date, and (ii) when Ms. Rathke becomes eligible for coverage by another employer;

•                  Ms. Rathke will continue to vest in her equity awards throughout her employment.  Following the Termination Date, Ms. Rathke’s equity will be treated in accordance with their terms for an involuntary termination not for cause, except that (i) the options granted to Ms. Rathke in March 2012 and March 2013 will continue to vest for two years following the Termination Date; at the end of such two-year period all unvested options will immediately vest, and all vested options will remain exercisable until the earlier of four years from the Termination Date or the expiration date; and (ii) the restricted stock units granted to Ms. Rathke in March 2012 and March 2013 will vest immediately on the Termination Date;

•                  The Company agrees to provide Ms. Rathke with Executive Outplacement services with a value of up to $25,000 with a service provider selected exclusively by the Company.  Outplacement services will be available to Ms. Rathke from January 1, 2015 through December 31, 2015; and

•                  Ms. Rathke will (i) continue to receive her base salary in accordance with the Company’s normal payroll practices for a period of 12 months from the Termination Date; and (ii) at the same time that other participants are paid their fiscal 2015 annual incentive bonus, receive an additional amount that is the greater of Ms. Rathke’s actual fiscal 2014 annual incentive bonus and the non pro-rated portion of Ms. Rathke’s fiscal 2015 annual incentive cash bonus based on actual performance ((i) and (ii), collectively, the “Post Termination Payments”).

In the event of a change in control (as defined under Treasury Regulation 1.409A-3(i)(5)(v) or (vii)) prior to the Termination Date, Ms. Rathke’s employment will terminate on the earlier of 60 days following the change in control or June 30, 2015, and in addition to her accrued obligations (comprised of her accrued but unpaid base salary, unreimbursed business expenses, and vested retirement account balances), Ms. Rathke will receive (i) within five business days after the termination date a lump sum equal to the remaining unpaid Post Termination Payments, (ii) if not previously paid, within five business days after the termination date an amount equal to her pro-rated target fiscal 2015 annual incentive bonus, and (iii) her outstanding unvested equity will fully vest immediately prior to the change in control (in the case of unearned performance stock units, a number of units will immediately vest as if 100% of the target award had been earned).

In the event of a change in control after the Termination Date, Ms. Rathke will receive (i) a lump sum equal to the remaining unpaid Post Termination Payments, and (ii) if the change in control occurs prior to the end of the performance period for the fiscal 2015 annual incentive bonus, then in lieu of receiving a fiscal 2015 annual incentive bonus based on actual performance Ms. Rathke shall receive a lump sum equal to her target pro rated fiscal 2015 annual incentive bonus, in each case not later than five business days after the change in control.

If Ms. Rathke should die prior to the Termination Date, in addition to her accrued obligations, the Transition Agreement provides for an annual incentive bonus equal to her pro-rated target fiscal 2015 annual incentive bonus.

Ms. Rathke will be bound by a confidentiality covenant, a 12-month non-compete obligation and a 24-month non-solicitation obligation following termination of her employment.  Portions of Ms. Rathke’s compensation remain subject to recoupment according to the terms and conditions of the Transition Agreement.

A copy of the press release announcing Ms. Rathke’s transition is being filed as Exhibit 99.1 to this Form 8-K.  The foregoing description of the Transition Agreement is qualified in its entirety by reference to the text of the Transition Agreement which is filed as Exhibit 10.1 hereto and incorporated herein to this Item 5.02 by reference.

Note Regarding Forward-Looking Statements

Except for historical information, the matters discussed in this current report on Form 8-K are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Forward-looking statements, including statements regarding the Company’s succession planning, involve risks and uncertainties which may cause actual results to differ materially from those stated here, including, but not limited to, the risks set forth in the Company’s Annual Report on Form 10-K for the year ended September 27, 2014. Forward-looking statements reflect management’s analysis as of the date of this current report on Form 8-K. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly filings.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Transition Agreement, dated November 19, 2014, by and between Keurig Green Mountain, Inc. and Frances G. Rathke.

99.1	Press release issued on November 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Brian P. Kelley
Brian P. Kelley
President and Chief Executive Officer

Date: November 19, 2014

Index to Exhibits

Exhibit No.	Description

10.1	Transition Agreement, dated November 19, 2014, by and between Keurig Green Mountain, Inc. and Frances G. Rathke.

99.1	Press release issued on November 19, 2014.